GEOSPATIAL CORPORATION - POS AM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Geospatial Corporation

229 Howes Run Road

Sarver, PA 16055

We consent to the use (incorporation by reference) in the prospectus constituting a part of this Registration Statement of our audit report dated April 13, 2016 relating to the consolidated financial statements of Geospatial Corporation, which are contained (incorporation by reference) in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

GOFF BACKA ALFERA & COMPANY, LLC

Pittsburgh, Pennsylvania

July 7, 2016